Purchase of AT&T Wireless Group Tracking
   Stock through Goldman Sachs & Co.
  Terms:
  Trade date:  5/5/00
  Shares: 7,200
  Price:  $30.5863
  Commission:  $396
  Trade date:  5/8/00
  Shares:  7,200
  Price:  $29.9099
  Commission:  $396
  Syndicate members:
  Goldman, Sachs & Co.
  Merrill Lynch & Co.
  Salomon Smith Barney
  Credit Suisse First Boston
  Lehman Brothers
  Morgan Stanley Dean Witter
  Banc of America Securities LLC
  M. R. Beal & Co.
  Bear, Stearns & Co. Inc
  Chase H&Q
  Deutsche Bank Alex, Brown
  Donaldson, Lufkin & Jenrette
  J.P. Morgan & Co.
  PaineWebber Incorporated
  Prudential Volpe Technology a unit of
  Prudential Securities
  Sanford C. Bernstein & Co., Inc
  Thomas Weisel Partners LLC
  It was determined that the affiliated broker, Prudential Volpe Technology, did not receive any benefit either directly or indirectly for this transaction. Prudential Volpe Technology is a junior co-manager of this initial public offering and does not have any authority to act on behalf of the syndicate.